UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2022 (	January 1, 2022)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective January 1, 2022, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the “Company”) and its wholly owned subsidiary, Northrim Bank (the “Bank”) (collectively, the “Employer”) deemed it appropriate that the Employer and each of the following named executive officers of the Company, Joseph M. Schierhorn, Chairman, President & Chief Executive Officer and Chief Operating Officer of the Company and Chairman, President and Chief Executive Officer of the Bank; Jed W. Ballard, Executive Vice President and Chief Financial Officer of the Company and the Bank; Michael G. Huston, Executive Vice President and Chief Lending Officer of the Bank; and Benjamin Craig, Executive Vice President and Chief Information Officer of the Bank, enter into a new employment agreement under which the provisions and terms remain, essentially, the same as their respective employment agreements that were in effect at December 31, 2021, except for certain changes to the employment agreement with Messrs. Schierhorn, Ballard, Huston, and Craig discussed below.

Mr. Schierhorn’s new employment agreement provides for an increase in base salary to $465,255.

Mr. Ballard’s new employment agreement provides for an increase in base salary to $294,074.

Mr. Huston’s new employment agreement provides for an increase in base salary to $295,230.

Mr. Craig’s new employment agreement provides for an increase in base salary to $249,317.

In addition, on January 1, 2022, the Company’s wholly owned subsidiary, Residential Mortgage Holding Company, LLC (“RMHC”) and its wholly owned subsidiary, Residential Mortgage, LLC (“RML”) (collectively, “Residential Mortgage”) entered into an employment agreement with Steve Aldrich, President and Chief Executive Officer of RML, and a named executive officer of the Company.

Under the terms of his employment agreement, Mr. Aldrich will receive an annual base salary of $252,384 as adjusted from time to time, and an annual contribution of $50,000, as adjusted from time to time, to RML’s deferred compensation plan. Mr. Aldrich also receives a bonus, paid monthly, equal to the difference between 5% of RMHC’s cumulative pre-tax net earnings less cumulative bonuses previously paid to Mr. Aldrich under his employment agreement. Mr. Aldrich is also eligible to participate in RML’s 401K plan. RML will also provide Mr. Aldrich with reasonable health insurance, disability and other employment benefits and Mr. Aldrich is eligible to participate in all of RML’s employee benefit programs. Residential Mortgage will also reimburse Mr. Aldrich for reasonable expenses incurred in performing and promoting the business of RML.

In the event of a "Change of Control", termination without "Cause" or termination by Mr. Aldrich for "Good Reason" (as such terms are defined in the employment agreement) within 730 days of such Change in Control, Mr. Aldrich shall be paid (i) all base salary earned and all reimbursable expenses incurred through such termination date, (ii) an amount equal to two times Mr. Aldrich’s highest base salary earned over the prior three years, and (iii) an amount equal to two times Mr. Aldrich’s average bonus paid over the prior three years. Additionally, Residential Mortgage will continue to provide Mr. Aldrich, at its expense, health and dental insurance benefits for a period of two years following termination of the employment agreement. If any “Change in Control” payments to which Mr. Aldrich is entitled pursuant to the employment agreement would otherwise constitute a “parachute payment” under Internal Revenue Code Section 280G, then pursuant to the terms of the employment agreement, such payments will be subject to reduction in an amount so that the present value of the total amount received by Mr. Aldrich will be 2.99 times Mr. Aldrich’s base amount (as defined in Internal Revenue Code Section 280G).

Mr. Aldrich is also subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions pursuant to the terms of his employment agreement.

Copies of the new employment agreements in their entirety for Messrs. Schierhorn, Ballard, Huston, and Craig are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively. A copy of the employment agreement in its entirety for Mr. Aldrich is filed herewith as Exhibit 10.5.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

10.1	Employment agreement with Joseph M. Schierhorn dated January 1, 2022
10.2	Employment agreement with Jed W. Ballard dated January 1, 2022
10.3	Employment agreement with Michael G. Huston dated January 1, 2022
10.4	Employment agreement with Benjamin Craig dated January 1, 2022
10.5	Employment agreement with Steve Aldrich dated January 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

January 3, 2022	By:	/s/ Joseph M. Schierhorn
Name: Joseph M. Schierhorn
Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement with Joseph M. Schierhorn dated January 1, 2022
10.2	Employment agreement with Jed W. Ballard dated January 1, 2022
10.3	Employment agreement with Michael G. Huston dated January 1, 2022
10.4	Employment agreement with Benjamin Craig dated January 1, 2022
10.5	Employment agreement with Steve Aldrich dated January 1, 2022